STEGMAN
& COMPANY
CERTIFIED PUBLIC ACCOUNTANTS AND
MANAGEMENT CONSULTANTS SINCE 1915

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-184373 and 333-192973 on Form S-8 of our report dated March 25, 2016 with respect to the consolidated financial statements of Fraternity Community Bancorp, Inc. and subsidiary as of and for the years ended December 31, 2015 and 2014, which appear in this Current Report on Form 8-K of Hamilton Bancorp, Inc.

Stegman & Company

Baltimore, Maryland
July 22, 2016